Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Regions Financial Corporation, a Delaware corporation (the “Company”), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint John M. Turner, Jr., David J. Turner, Jr., Tara A. Plimpton, or Andrew S. Nix, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the “shelf” registration statement on Form S-3 relating to the registration of various securities by the Corporation (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), including any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, and hereby grants unto each of said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, or their substitutes, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 9th day of February, 2022.

/s/ Carolyn H. Byrd	/s/ Ruth Ann Marshall
Carolyn H. Byrd	Ruth Ann Marshall

/s/ Don DeFosset	/s/ Charles D. McCrary
Don DeFosset	Charles D. McCrary

/s/ Samuel A. Di Piazza, Jr.	/s/ James T. Prokopanko
Samuel A. Di Piazza, Jr.	James T. Prokopanko

/s/ Zhanna Golodryga	/s/ Lee J. Styslinger III
Zhanna Golodryga	Lee J. Styslinger III

/s/ John D. Johns	/s/ José S. Suquet
John D. Johns	José S. Suquet

/s/ Joia M. Johnson	/s/ Timothy Vines
Joia M. Johnson	Timothy Vines